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                                                                    Exhibit 24.1
                                CERTIFIED COPY OF
                           RESOLUTIONS ADOPTED BY THE
                              BOARD OF DIRECTORS OF
                          BUTLER MANUFACTURING COMPANY

           The undersigned, Secretary of Butler Manufacturing Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify that on June 17, 1997, a meeting of the Board of Directors of the Company was held at the offices of the Company at BMA Tower, Penn Valley Park, Kansas City, Missouri, that such meeting was held in accordance with the Bylaws, Certificate of Incorporation and applicable corporate laws of the State of Delaware, that the same was duly noticed and properly convened, that at all times a quorum of the elected directors of the Company were present, that during such meeting the following resolutions were duly and unanimously adopted by the Board of Directors of the Company, and that the same are still in effect and have not been rescinded or modified as of the date hereof:

                    "BE IT RESOLVED, that Robert H. West, John H. Holland, Richard O. Ballentine and John Huey and each of them, are authorized to sign a registration statement of the Company on Form S-3 under the Securities Act of 1933 with respect to up to 225,000 shares of the Company's Common Stock (the "Shares") to be offered by former shareholders (the "Selling Stockholders") of Modu-Line Windows, Inc. ("Modu-Line") who acquired the Shares pursuant to that certain Merger Agreement dated June 4, 1997, among the Company, Modu-Line, Vistawall Windows, Inc. and the Selling Stockholders (the "Agreement") to be filed on or about June 20, 1997, and any and all amendments thereto (the "Registration Statement") and any and all reports to be subsequently filed with the Securities and Exchange Commission under the Securities Act of 1933 and Securities Exchange Act of 1934, including reports on Form 10-K, 11-K, 10-Q, and 8-K, on behalf of the principal executive officer, principal accounting officer, principal financial officer and directors of the Company pursuant to a power or powers of attorney duly executed by the persons holding such offices;

                    BE IT FURTHER RESOLVED, that it is desirable and in the best interest of the Company that its securities be qualified or registered for sale in various states where necessary; that the Vice President and General Counsel and the Vice President - Finance, with or without the Secretary or any Assistant Secretary of the Company hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this corporation as said officers may deem advisable; that said officers are hereby authorized to perform in the name and on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith, to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken;

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                    BE IT FURTHER RESOLVED, that there is hereby adopted the
          form of any and all
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           resolutions required by any such authority or authorities to be filed in connection with such papers and documents if, in the opinion of any officer of the Company executing the same, the adoption of such resolutions is necessary or advisable. The Secretary of the Company is hereby directed to attach to the minutes of this meeting copies of such resolutions, which resolutions shall be deemed to be adopted by this Board of Directors and incorporated in these minutes as a part of this resolution, with the same force and effect as if presented at this meeting; and the Secretary of the Company is empowered and authorized to certify to any such jurisdiction that any such form of resolution has been adopted by the Board at this meeting;

                    BE IT FURTHER RESOLVED, that the Vice President and General Counsel or Vice President Finance, with or without the Secretary and any Assistant Secretary, of the Company be, and each of them hereby is, authorized to act in their capacities as officers of the Company for the purposes of executing and filing on behalf and in the name of the Company any supplements to said Registration Statement required to be filed by the Company with the Securities and Exchange Commission for the purpose of registering such Shares under the Act;

                    BE IT FURTHER RESOLVED, that John H. Calvert of Lathrop & Gage L.C., and he hereby is, appointed as the agent of the Company upon whom service of process may be made and to whom correspondence may be directed by the Securities and Exchange Commission in connection with the Registration Statement ("Agent for Service");

                    BE IT FURTHER RESOLVED, that the said Agent for Service is hereby authorized to respond on behalf of the Company to comments received from the SEC and any state securities regulatory authorities and to request acceleration of the registration statement;

                    BE IT FURTHER RESOLVED, that the Vice President and General Counsel and Vice President- Finance, with or without the Secretary and any Assistant Secretary, of the Company be and each of them hereby is, with respect to the Registration Statement, and in the name and on behalf of the Company, authorized to:

               (a) Make application pursuant to the Rules and Regulations promulgated under the Act to amend the Registration Statement;

               (b) Withdraw the Registration Statement or any amendments or exhibits thereto;

               (c)    Prepare and file amendments to the Registration Statement;

               (d)    To cause the Shares to be issued and delivered; and

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                    BE IT  FURTHER  RESOLVED,  that the the Vice  President  and
           General Counsel and Vice President - Finance are, and each of them hereby is, authorized and directed to pay any and all expenses and fees arising in connection with the issuance of the Shares, the registration of the Shares under the Act, and the filing of applications under the securities or blue sky laws of the various states and jurisdictions of the United States, and otherwise in connection with these resolutions.

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           IN WITNESS  WHEREOF,  I have  hereunto  set my hand and  affixed  the official seal of Butler Manufacturing Company this 17 day of June, 1997.


                                           BUTLER MANUFACTURING COMPANY


                                              s/Richard O. Ballentine
                                          By_____________________________
                                              Richard O. Ballentine, Secretary




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